                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of report (Date of earliest event reported): April 15, 2002

                        Price Communications Corporation
               (Exact Name of Registrant as Specified in Charter)



          New York                       1-8309                  13-2991700
(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)


                              45 Rockefeller Plaza
                            New York, New York 10020
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code: (212) 757-5600

ITEM 5.   OTHER EVENTS.

         On April 15, 2002, Price Communications Corporation, a New York corporation ("Issuer"), Price Communications Cellular Inc., a Delaware corporation, Price Communications Cellular Holdings, Inc., a Delaware corporation, Price Communications Wireless, Inc., a Delaware corporation ("Price Wireless"), Cellco Partnership, a Delaware general partnership, and Verizon Wireless of the East LP, a Delaware limited partnership ("Verizon Wireless of the East"), entered into Amendment No. 1 ("Amendment No. 1") to the Transaction Agreement dated as of December 18, 2001 (the "Transaction Agreement"), which Transaction Agreement was filed previously as Exhibit 10.1 to the Form 8-K of the Issuer filed on January 4, 2002 (File No. 001-08309). Amendment No. 1 amends, among other things, certain of the provisions of the Transaction Agreement relating to the treatment of the Price Wireless 11 3/4% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes") to provide, as more fully described in the Transaction Agreement, as amended by Amendment No. 1, that the Senior Subordinated Notes will be redeemed, in accordance with the terms of such Notes, on the later to occur of the first business day following the closing of the contribution transaction contemplated by the Transaction Agreement and July 15, 2002. In addition, at the closing of the contribution transaction, Price Wireless will effect a covenant defeasance of the Senior Subordinated Notes in accordance with the terms of such Notes, with cash provided by Verizon Wireless of the East. A copy of Amendment No. 1 is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

ITEM 7.   EXHIBITS.

2.1 Amendment No. 1 dated as of April 15, 2002, to the Transaction Agreement dated as of December 18, 2001 among Price Communications Corporation, Price Communications Cellular Inc., Price Communications Cellular Holdings, Inc., Price Communications Wireless, Inc., Cellco Partnership and Verizon Wireless of the East LP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 17, 2002

                                    PRICE COMMUNICATIONS CORPORATION



                                    By:  /s/ Kim Pressman
                                        ---------------------------------------
                                    Name:  Kim Pressman
                                    Title: Executive Vice President and Chief
                                           Financial Officer